Exhibit 23.2

Consent of Independent Auditor

CFBanc Corporation and Subsidiaries
Washington, D.C.

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated July 17, 2020, relating to the consolidated financial statements of CFBanc Corporation and Subsidiaries, which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Philadelphia, Pennsylvania

February 8, 2021